                                                                    EXHIBIT 10.2

                                              MATERIAL IN THIS DOCUMENT HAS BEEN
                                              OMITTED PURSUANT TO A CONFIDENTIAL
                                              TREATMENT REQUEST. THE OMITTED
                                              MATERIAL HAS BEEN FILED SEPARATELY
                                              WITH THE COMMISSION.


                           PALLADIUM SALES AGREEMENT


     THIS PALLADIUM SALES AGREEMENT is made and entered into this 21st day of July, 1998, by and between Stillwater Mining Company, a Delaware corporation, whose address is 717 17th Street, Suite 1480, Denver, Colorado ("SMC") and KEMET Corp., a Delaware corporation, whose address is 2835 KEMET Way, Simpsonville, South Carolina 29681 ("KEMET").

                                   RECITALS

     A. KEMET currently operates a plant in Simpsonville, South Carolina. SMC owns and operates the Stillwater Mine Complex in Sweetgrass, Stillwater and Park Counties, Montana, which includes a mine, concentrator, smelters and a base metals refinery in Columbus, Montana (collectively, the "Facility").

     B. KEMET and SMC are interested in entering into an arrangement by this Agreement, solely for purposes related to each of their respective businesses, whereby SMC will supply KEMET certain agreed upon amounts of Palladium sponge,
 .9995% minimum purity ("Product").

                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SMC hereby agrees to sell and KEMET hereby agrees to purchase Product on terms as follows:

     1.   Term.  This Palladium Sales Agreement (the "Agreement") shall have a
          ----
term of 18 months from July 1, 1998 through and including December 31, 1999.

     2.   Quantity and Delivery.  Beginning on July 31, 1998, SMC will sell and
          ---------------------
deliver Product FOB Johnson Matthey in Valley Forge, Pennsylvania ("JM"), to be credited to KEMET's pool account (which KEMET agrees to have established with JM prior to July 31, 1998), and KEMET will take and pay for, the following quantities of Product, which shall be delivered on the last business day of each calendar month:

               Period                         Quantity
               ------                         --------
               July 31, 1998 through
               December 31, 1998              [***]  troy ounces per month

               January 29, 1999 through
               December 31, 1999              [***]  troy ounces per month

     Not later than July 15, 1998 (for the remainder of 1998) and January 4, 1999 (for calender year 1999), SMC shall notify KEMET in writing of SMC's anticipated monthly levels of production of palladium from the Facility for the remainder of 1998 (on July 15, 1998) and all of 1999 (on January 4, 1999). SMC agrees that so long as the Facility is running at not less than [***] of the anticipated production level (calculated on a monthly basis), it will deliver to KEMET the required number of troy ounces of Product at the end of each calendar month, as set forth in Section 2. If, however, the level of production falls below [***] of the anticipated production during any calendar month, the parties agree that SMC shall be required to deliver to KEMET at the end of that month only a prorated share of troy ounces of Product based on the actual output from the Facility versus the [***] benchmark. By way of example, if during September of 1998 the actual level of production through the Facility was only [***] of the anticipated production level (as reported to KEMET by SMC not later than July 15, 1998), then SMC would be obligated to deliver only [***] troy ounces of Product ([***] below the otherwise required minimum) to KEMET by the last business day of September. In any month when actual production levels at the Facility are less than [***] of anticipated production levels, SMC shall include a written statement of actual production levels at the Facility for that month with the monthly delivery of Product.

     3.   Pricing.  The price to be paid to SMC by KEMET for the quantities of
          -------
Product delivered pursuant to Section 2 above shall be as follows:

          1.    From July 31, 1998 Through December 31, 1998:  For deliveries
                --------------------------------------------
during the period between July 31, 1998 and December 31, 1998, [***]

          2.    From January 29, 1999 Through December 31, 1999:  For deliveries
                -----------------------------------------------
during the period from January 29, 1999 through December 31, 1999, [***]

     4.   Payment Terms.  On the last business day of each calendar month, SMC
          -------------
will inform KEMET in writing as to the formula-based pricing computations set forth on Exhibit A for all amounts of Product delivered by SMC pursuant to this Agreement during that month. KEMET will forward such payment amount for 100% of the Product sold by wire transfer to SMC (pursuant to written wire transfer instructions which will be provided by SMC), no later than the second business day of the following month. All payments will be made in U.S. Dollars. If KEMET does not agree with SMC's formula-based pricing computations, KEMET will nonetheless forward such payment amount for 100% of the Product delivered and seek resolution of such dispute as to the calculation of the payment amount pursuant to the dispute resolution procedures set forth in Section 14 below. Without derogating SMC's rights under this Agreement, any delay in payment by KEMET to SMC shall bear interest calculated at the Prime Rate (as quoted by Chase Manhattan Bank in the Wall Street Journal on the date such payment was due) plus 3% from the third day of the month following delivery until the date full payment is received.

     5.   Risk of Loss; Title. Risk of loss and liability for all Product
          -------------------
delivered hereunder shall pass to KEMET upon delivery to JM. Title to the Product shall pass from SMC to KEMET upon full payment by KEMET for such Product.

     6.   Warranty.  SMC warrants that the Product supplied hereunder shall have
          --------
a minimum purity of .9995%, that SMC will convey good title thereto, that the Product will be delivered free and clear of all liens and encumbrances payable by SMC and that the Product will have been produced, handled and transported to the delivery point hereunder in accordance with all applicable federal, state and local laws, rules and regulations. OTHER THAN THOSE EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO REPRESENTATIONS, GUARANTEES OR WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY, FITNESS, OR SUITABILITY OF THE PRODUCT FOR A PARTICULAR PURPOSE OR USE NOTWITHSTANDING ANY COURSE OF PERFORMANCE, USAGE OF TRADE OR LACK THEREOF INCONSISTENT WITH THIS SECTION. SMC's sole liability for breach of warranty shall be limited to replacement of the nonconforming Product.

     7.   Default and Termination.  A party will be entitled to terminate this
          -----------------------
Agreement in the event of (i) the other party generally not paying their debts as such debts become due, or admitting in writing their inability to pay their debts generally or making a general assignment for the benefit of creditors, the appointment of a receiver for the other party or any of its assets, the filing by the other party of a voluntary petition in bankruptcy or any form of reorganization, or the filing of an involuntary petition in bankruptcy against the other party which is not dismissed with prejudice within 60 days of such filing, or the making of an assignment for the benefit of creditors of the other party; or (ii) a material breach by the other party of any of the material terms or conditions of this Agreement, which breach is not cured within 10 days of notice of such breach by the non-breaching party. Otherwise, this Agreement will terminate on December 31, 1999 (except that the provisions of Sections 4, 14, 16 and 17 of this Agreement will survive such termination). In addition, in the event that KEMET fails to perform any put obligation or forward sales obligation as described in Exhibit A, SMC, upon written notice to KEMET, may liquidate an amount of Product as necessary to fulfill any such obligation on KEMET's behalf, and KEMET shall be responsible for the difference between the market price obtained for such Product by SMC and the price SMC would have received had KEMET fulfilled that obligation.

     8.   Taxes and Assessments.  KEMET shall be responsible for and shall
          ---------------------
reimburse SMC for the payment of all sales and use taxes, excise taxes, (which include, but are not limited to, federal manufacturers taxes, environmental taxes, and state and local product taxes), and all other federal, state, and local taxes or fees, however designated, other than taxes or fees on income, paid or incurred by SMC directly or indirectly with respect to the purchase, storage, exchange, use, transportation and handling of any Product delivered to KEMET hereunder. If any personal property taxes are assessed against the Product by any governmental authority, such assessment shall be the responsibility of and shall be paid by the party having title to the Product at the time of assessment. As of the date of this Agreement, neither KEMET nor SMC has any actual knowledge of any taxes or assessments that would be payable by KEMET hereunder.

     9.   Claims.  Claims as to shortage in quantity shall be made by written
          ------
notice from KEMET to SMC within 5 business days after the delivery in question, or else any such claims shall be deemed to have been waived. All other claims, including defects in quality and demurrage, shall be made by written notice from KEMET to SMC within 60 days after the delivery in question, or else any such claims shall be deemed to have been waived. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NO CLAIMS WHATSOEVER SHALL BE MADE HEREUNDER FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

     10.  Limitation of Liability.  Except as otherwise provided in this
          -----------------------
Agreement, neither party shall be liable for any prospective or speculative profits or special, indirect, consequential, punitive or exemplary damages and the liability of either party with respect to this Agreement or any action in connection herewith whether in contract, tort, or otherwise shall not exceed the price of the Product sold hereunder or the price of that portion of the Product on which liability is asserted.

     11.  Compliance with Laws.  To the extent applicable, the parties agree to
          --------------------
comply with all laws, ordinances rules, codes, regulations and lawful orders of any federal, state or local governmental authority applicable to performance of the Agreement.

     12.  Notices.  Any notice, election, report or other correspondence
          -------
(collectively, "Notices") required or permitted hereunder shall be in writing and (i) delivered personally to an officer of the party to whom directed; (ii) sent by registered or certified United States mail, postage prepaid, return receipt requested; (iii) sent by reputable overnight courier; or (iv) sent by facsimile transmission with confirmation of receipt. All such Notices shall be addressed to the party to whom directed as follows:

          SMC:           Stillwater Mining Company
                         717 17th Street, Suite 1480
                         Denver, Colorado 80202
                         Attn:  Robert Lapple
                         with a copy to: Jim Sabala
                         Facsimile: (303) 978-2590

          KEMET:         KEMET Corp.
                         2835 KEMET Way
                         Simpsonville, South Carolina 29681
                         Attn: David Woods
                         Facsimile: (864) 967-6853
                         with a copy to: Ray Cash
                         Facsimile: (864) 228-4161

Either party may, from time to time, change its address for future notices hereunder by notice in accordance with this Section 12. All Notices shall be complete and deemed to have been given or made when mailed or sent by overnight courier, or upon personal delivery when delivered personally, or in the case of notices, when receipt is confirmed when sent by facsimile transmission.

     13.  Force Majeure.
          -------------

          (a)     Effect of Occurrence.  In the event that either party is
                  --------------------
rendered unable, wholly or in part, by force majeure applying to it, to carry out its obligations under this Agreement, it is agreed that such obligations of such party, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; provided that KEMET shall not be excused by any event of force majeure from making timely payments for Product delivered prior to the effective date of their notice of force majeure. The parties agree that the various periods and terms provided for herein shall be extended for a period equivalent to such period of force majeure. The party claiming that an event of force majeure has occurred will promptly notify the other party of the commencement and termination of any event of force majeure. Prompt notice of force majeure shall be given by the party invoking it to the other party, setting out the nature and full details thereof, the extent of the interruption and the anticipated duration of the interruption.

          (b)    Definition.  The term "force majeure" as employed herein, shall
                 ----------
mean causes beyond the reasonable control of the parties, including, but not limited to, acts of God, war or warlike hostilities, riots, strikes, labor disputes, lockouts or other industrial disturbances, unavoidable accidents, uncontrollable delays in transportation, non-availability of any means of transportation, any state or federal laws, regulations or requirements (expressly including inability to obtain necessary governmental approvals, licenses or permits on reasonably acceptable terms), court orders, acts of military authority, acts or failures to act of federal, state or local agencies or regulatory bodies and inability beyond the reasonable control of SMC to obtain timely refining of appropriate quantity of materials necessary to produce the required amounts of Product; provided, however, that performance shall be resumed within a reasonable period of time after such cause has been removed; and provided further that neither party shall be required against its will to adjust any labor dispute or to question the validity of or to refrain from judicially testing the validity of any federal, state or local order, regulation or statute. Notwithstanding the foregoing, the parties agree that this Section 13 is not intended to provide relief from economic conditions such as, but not limited to, market situations that provide lower or higher prices than in effect under this Agreement.

     14.  Dispute Resolution.  The parties hereby agree that any dispute,
          ------------------
controversy or claim arising under this Agreement, or the breach thereof (a "Dispute"), shall first be subject to the informal dispute resolution procedures set forth in this Section 14. The party asserting the existence of a Dispute as to the interpretation of any provision of this Agreement or the performance by the other party of any of its obligations hereunder shall notify the other party in writing of the nature of the asserted Dispute. Within seven business days of receipt of such notice, the Vice President of Metals Marketing of SMC and the Corporate Purchasing Manager of KEMET shall arrange for a personal or telephone conference in which they use good faith efforts to resolve such Dispute. If those individuals are unable to resolve the Dispute, they shall jointly prepare and, within seven business days after their conference, circulate to the CEO of SMC and the Senior Vice President/Treasurer of KEMET a memorandum outlining in reasonable detail the nature of the Dispute. Within five business days after receipt of that memorandum, the individuals to whom that memorandum was addressed shall arrange for and have a personal or telephone conference in which they attempt to resolve such Dispute. If those individuals are unable to resolve the Dispute, the Dispute shall be settled by arbitration administered in the State of Colorado under the American Arbitration Association's Commercial Arbitration Rules by an arbitrator(s) selected by mutual agreement of the parties, or the American Arbitration Association absent such mutual agreement, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any findings of such arbitration shall be final and binding on the parties, and all reasonable costs (including attorneys fees) incurred as a result of a Dispute being referred to arbitration will be borne by the party against whom any award is made.

     15.  Representations and Warranties.   Each of the parties represents and
          ------------------------------
warrants as follows:

          (a)    Good Standing.  That it is a corporation duly incorporated and
                 -------------
in good standing in its state of incorporation and that it is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

          (b)    Performance.  That it has the capacity to enter into and
                 -----------
perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

          (c)    No Breach.  That it will not breach any other agreement or
                 ---------
arrangement by entering into or performing this Agreement; and

          (d)    Due Execution and Delivery.  That this Agreement has been duly
                 --------------------------
executed and delivered by it and is valid and binding upon it and enforceable against it in accordance with its terms; provided, however, that no representation or warranty is made as to the remedy of specific performance or other equitable remedies for the enforcement of this Agreement or any other agreement contemplated hereby, and provided further that this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties;

          (e)    Eligible Swap Participant:  It is an "eligible swap
                 -------------------------
participant" that qualifies for the safe harbor exemption for swap agreements under the rules of the Commodity Futures Trading Commission;

          (f)    Standardization and Creditworthiness:  The material economic
                 ------------------------------------
terms of Section 4 (including Exhibit A) have been individually tailored and negotiated by it, and the creditworthiness of the other Party was a material consideration in its entering into or determining the terms of Section 4 (including Exhibit A);

          (g)    Transacting as Principal:  It is entering into this Agreement
                 ------------------------
(including Section 4 and Exhibit A) as principal and not as agent for any third party;

          (h)    Transactions are Arm's Length:  It is entering into this
                 -----------------------------
Agreement in reliance upon its own judgment and upon any tax, accounting, regulatory and financial advice as it has deemed necessary, and not upon any view expressed by the other party, and all trading decisions are or will be the result of arm's length negotiations between the parties; and

          (i)    Risks are Fully Understood:  It is entering into this Agreement
                 --------------------------
with full understanding of all material risks thereof, and it is capable of assuming and willing to assume those risks.

     16.  Publicity.  Neither SMC nor KEMET will issue or approve an
          ---------
advertisement, promotional material, news release or other form of publicity concerning this Agreement or the transactions contemplated herein without the prior approval of the other party as to the contents of such advertisement, promotional material, news release or publicity and the timing of its release.

     17.  Confidentiality.  Each party shall treat all information, documents
          ---------------
and other materials provided by the other party hereunder ("Confidential Information") as confidential and proprietary information of the disclosing party, and the receiving party agrees to maintain in confidence all such Confidential Information and not to divulge such Confidential Information in whole or in part to any third party and not to make use of such Confidential Information other than in relation to meeting its obligations under this Agreement. The requirement set forth in this Section 17 shall not apply to: (i) Confidential Information which at the time of disclosure is in the public domain; (ii) Confidential Information which, after disclosure, becomes part of the public domain by publication or otherwise, other than by an unauthorized act or omission of the receiving party under this Agreement; or (iii) Confidential Information which the receiving party is required by law or at the request of any governmental organization to make public.

     18.  Entire Agreement.  This Agreement represents the complete Agreement
          ----------------
between the parties hereto and supersedes all prior or contemporaneous oral or written agreements of the parties to the extent they relate in any way to the subject matter hereof.

     19.  Relationship of the Parties.  Nothing contained in this Agreement
          ---------------------------
shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, employees, agents and attorneys from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying party, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other party, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the parties.

     20.  No Implied Covenants.  There are no implied covenants contained in
          --------------------
this Agreement other than those of good faith and fair dealing.

     21.  Binding Effect; No Assignment.  This Agreement shall bind and inure to
          -----------------------------
the benefit of and be enforceable by the parties hereto and may not be assigned by either party without the consent of the other party, which consent will not be unreasonably withheld, except with respect to (i) any assignment to provide security in connection with any financing, or (ii) any merger, consolidation or other reorganization or transfer by operation of law, or by purchase of the business of or substantially all of the assets of one of the parties, with respect to which the consent by the nonassigning party will be required only as to the assignment of the provisions concerning hedging set forth in Part 2, Section (b) of Exhibit A.

     22.  Amendment and Waiver.  Except as otherwise provided herein, no
          --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against either party unless such modification, amendment or waiver is approved in writing by the parties hereto. The failure by either party to demand strict performance and compliance with any part of this Agreement during the term of this Agreement shall not be deemed to be a waiver of the rights of such party under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

     23.  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     24.  Governing Law.  The parties hereby agree that this Agreement and the
          -------------
Exhibit A hereto shall be construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     25.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original and all of which together shall constitute one instrument.

     26.  Attorneys' Fees.  In the event of any controversy, claim, or dispute
          ---------------
between the parties hereto, arising out of or relating to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs.

     27.  Further Documents.  At the request of either party, the parties shall
          -----------------
execute and deliver any further instruments, agreements, documents or other papers reasonably requested by that party to effect the purposes of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

     STILLWATER MINING COMPANY           KEMET CORP.



By:   /s/ Robert C. Lapple               By: /s/ D.C. Snider
      _____________________________          ------------------------
Name: Robert C. Lapple                   Name:   D.C. Snider
Title:Vice President Metals Marketing         -----------------------
                                         Title:  Purchasing Manager
                                               ----------------------

                                   EXHIBIT A
                                   ---------

                                PRICING FORMULAS


[***]

      [***]